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                              CONSULTING AGREEMENT


            AGREEMENT, dated as of September 23, 1999, by and between VACATION EMPORIUM CORPORATION, a Nevada corporation (the "Corporation) and SIGMA LIMITED, S.A., a company organized under the laws of Switzerland ("Consultant").

                              W I T N E S S E T H:

            WHEREAS, the Corporation has entered into an Agreement and Plan of Share Exchange dated as of July 30, 1999 (the "Purchase Agreement") pursuant to which the Corporation proposes to acquire all of the issued and outstanding shares of Wall Street Strategies, Inc., a Delaware corporation ("WSS");

            WHEREAS, upon completion of such acquisition, the Corporation will require certain consultancy services from the Consultant;

            WHEREAS, the Consultant desires to supply consultancy services to the Corporation upon the terms and conditions set forth herein; and

            WHEREAS, it is a condition to the closing of the Purchase Agreement that Consultant and the Corporation enter into this Agreement providing for the Consultant to supply the consultancy services described herein to the Corporation,

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Duties.

                  (a) The Corporation hereby engages Consultant and Consultant hereby agrees to render services as a consultant to the Corporation for the term specified in Section 2 hereof.

                  (b) The services to be rendered by Consultant pursuant to this Agreement shall be rendered by Ian Rice ("Rice") or, if Rice shall become incapacitated or otherwise be unavailable, then by such other employees or agents of Consultant as shall be reasonably acceptable to the Corporation.

                  (c) Consultant shall, at all reasonable times and as reasonably required, consult with and give advice to the directors, officers, employees and representatives of the Corporation, its subsidiaries and affiliates, concerning the business of the Corporation and its subsidiaries, including WSS. Consultant shall provide such services to and shall devote such time and attention as in the Corporation's reasonable discretion may be necessary or desirable for the performance of its duties as a consultant when called upon to do so by the Corporation, provided that (i) the Corporation shall not require that Consultant's services be performed at any particular place or at any particular time, (ii) the Corporation acknowledges that Rice, in discharging the Consultant's services hereunder, will perform his duties outside of the United States, and (iii) it is expressly understood and agreed that Consultant's services are of great value to the Corporation by reason of Rice's prior experience and knowledge and that telephonic
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advice and judgments of Rice are as valuable to the Corporation and its subsidiaries, including WSS, as written reports or physical attendance at any particular place or at any particular time.

                  (d) Rice will be requested by the Corporation to serve as a director and the Chairman of the Board of the Corporation and/or its subsidiaries, including WSS. Rice shall not be required to so serve and the inability of the Corporation to cause Rice to be elected or appointed a director and/or the Chairman of the Board of the Corporation and/or its subsidiaries, including WSS, shall not be deemed to constitute a breach by the Corporation of its obligations under this Agreement. If Rice shall serve as a director and/or Chairman of the Board as provided herein, Rice shall be eligible to receive compensation in addition for serving in such capacity to the compensation payable to Consultant set forth in Section 3 hereof.

            2. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of two (2) years thereafter (the "Term") unless sooner terminated pursuant to Section 6 of this Agreement.

            3. Compensation. For all services to be rendered hereunder by Consultant, the Corporation agrees to pay to Consultant an annual fee equal to Fifty Thousand Dollars ($50,000), payable in substantially equal monthly installments.

            4. Expenses. The Corporation, during the Term, shall provide the Consultant with a non-accountable expense allowance of Thirty-Five Thousand Dollars ($35,000) per annum, such allowance to be paid to the Consultant in substantially equal monthly installments.

            5. Termination. Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated under any of the following circumstances:

                  (a) The Corporation may terminate this Agreement at any time for good and just cause by giving written notice thereof to the Consultant. For purposes of this Agreement, the term "good and just cause" shall mean (a) the inability of Consultant to provide consulting services to the Corporation, (b) the death or permanent incapacity of Rice or (c) a determination by the full board of directors of the Corporation at a meeting at which Consultant and its attorney(s) are present throughout, that Consultant has been demonstrably guilty of engaging in conduct justifying immediate dismissal as a result of acts clearly against the best interests of the Corporation.

                  (b) Consultant may terminate this Agreement at any time for good reason by giving at least one (1) month written notice thereof to the Corporation. For purposes of this Agreement, Consultant shall have "good reason" to terminate this Agreement if (i) the Corporation attempts to impose any change of responsibility, assignment of duties or authority of Consultant without its consent or (ii) the Corporation shall breach any of the material terms or conditions of this Agreement.

                  (c) Upon termination of Consultant pursuant to this Section 6, the Consultant shall be entitled to all amounts or benefits to be paid or provided by the Corporation under this Agreement up to the date of termination. In addition, and in lieu of any and all other rights or remedies which Consultant would or might have, if this Agreement is terminated prior to the end of the Term, either by the Corporation for any reason other than good and just cause

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(as defined herein) or by Consultant for good reason (as defined herein),
Consultant shall also be entitled to receive, as its sole and exclusive remedy, in a single lump sum, an amount equal to the total additional compensation, including a non-accountable expense allowance described in Section 4 hereof, which Consultant would have been entitled to receive had there been no termination of this Agreement.

            6. No Set-Offs, Etc. Except as expressly set forth in this Agreement, no amounts agreed to be paid or benefits agreed to be furnished by the Corporation under this Agreement shall be subject to any deduction, diminution or set off of any kind whatsoever.

            7. Binding Effect and Assignment. This Agreement shall be binding upon and insure to the benefit of the Corporation, its successors and permitted assigns and the Consultant, its successors and assigns. No assignment of this Agreement shall be valid unless consented to in writing by the non-assigning party or parties.

            8. Waivers. The failure of any party to this Agreement to enforce its terms and provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same.

            9. Entire Agreement. This Agreement sets forth the entire Agreement among the parties with respect to its subject matter and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them, including, without limitation, any other agreement with any third party for the supply of the Consultant's service to the Corporation. No party hereto shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified except by agreement in writing, signed by the party or parties to be bound thereby.

            10. Notices. All notices, requests, demands and other communications provided for, under, or made in connection with this Agreement, shall be in writing and shall be deemed to have been given by any party hereto at the time when delivered by hand against the appropriate receipt, or sent by facsimile transmission or mailed by registered or certified mail or the equivalent thereof, addressed to the addresses of the respective parties stated below, or as changed or added as any party may fix in accordance with this Section 11.

            If to the Corporation:

                  Vacation Emporium Corporation
                  7025 East First Ave. Suite 5
                  Scottsdale, AZ 85251

            with a copy to:

                  Bryan Cave LLP
                  245 Park Avenue
                  New York, NY 10167
                  Attention: Steven A. Saide, Esq.

            If to the Consultant:

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               Sigma Limited, S.A.
               Rue-Fritz- Courvoisier 40
               2300 La Chaux-de-Fonds
               Switzerland

            11. Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York without regard to its conflict of law principles.

            IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

                                       VACATION EMPORIUM CORPORATION

                                       By: /s/  David McCallen
                                           ------------------------------------
                                           Name: David McCallen
                                           Title: Secretary


                                       SIGMA LIMITED, S.A.

                                       By: /s/ Ian Rice
                                           ------------------------------------
                                           Name: Ian Rice
                                           Title: Authorized Agent


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